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                                                                    EXHIBIT 14.2

                              IONA TECHNOLOGIES PLC
                   BOARD OF DIRECTORS AUDIT COMMITTEE CHARTER

A.    PURPOSE AND SCOPE

The primary function of the Audit Committee (the "Committee") of the Board of Directors of IONA Technologies PLC (the "Corporation") is to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation and to exercise the responsibilities and duties set forth below, including but not limited to: (a) recommending to shareholders for appointment, compensating and retaining the Corporation's independent public accountants, (b) overseeing the work performed by any independent public accountants, (c) assisting the Board of Directors in fulfilling its responsibilities by reviewing (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public and (ii) the Corporation's internal controls over financial reporting, (d) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Corporation's financial condition and results of operations,
(e) establishing procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters,
(f) engaging advisors as necessary and (g) distributing relevant funding provided by the Corporation.

B.    COMPOSITION

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Corporation are traded, or any governmental or regulatory body exercising authority over the Corporation (each a "Regulatory Body" and collectively, the "Regulatory Bodies"), as in effect from time to time, and each member of the Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Committee shall be an "audit committee financial expert" as defined by the SEC.

The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:
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DOCUMENT REVIEW

1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 20-F or 10-K, as the case may be. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's Annual Report on Form 20-F or 10-K, as the case may be. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings, including any quarterly reports furnished on Form 6-K or filed on Form 10-Q, as the case may be.

3. Take steps designed to ensure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly SEC filings, including any quarterly reports furnished on Form 6-K or filed on Form 10-Q, as the case may be.

INDEPENDENT ACCOUNTING FIRM

4. Be directly responsible for the appointment (in the event of a casual vacancy), recommendation to shareholders for appointment, compensation, retention and oversight of any independent accounting firms engaged or to be engaged, by the Corporation for the purpose of preparing or issuing an audit report or related work. Subject to the approval of the shareholders from time to time, the authority of the Committee shall include ultimate authority to approve all audit engagement fees and terms. The Committee shall have the ultimate authority and responsibility to select (in the event of a casual vacancy), evaluate and, when warranted, recommend in any proxy statement the replacement of such independent accounting firm.

5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board Standard 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact the independent accounting firm's objectivity and independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

6. Be directly responsible for the resolution of any disagreements between management and the independent accounting firm regarding financial reporting matters.

7. Instruct the independent accounting firm that it should report directly to the Committee on matters pertaining to the work performed during its engagement and on matters required by applicable Regulatory Body rules and regulations.

8. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

9. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

10. Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Committee.
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11.   Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years, and oversee the rotation of other audit partners, in accordance with applicable rules and regulations.

12. Consider in advance whether or not to approve any audit and non-audit services to be performed by the independent accounting firm required to be approved by the Committee pursuant to the rules and regulations of any applicable Regulatory Body and adopt and implement policies for such pre-approval.

FINANCIAL REPORTING PROCESSES

13. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal control over financial reporting.

14. Review disclosures made to the Committee by the Corporation's chief executive officer and chief financial officer in connection with their certifications of the Corporation's reports on Form 20-F (or on Form 10-K and Form 10-Q), including disclosures concerning (a) evaluations of the design and operation of the Corporation's internal control over financial reporting, (b) all significant deficiencies and material weaknesses in the design and operation of the Corporation's internal control over financial reporting which are reasonably likely to adversely affect the Corporation's ability to record, process, summarize, and report financial information, and (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such disclosures indicate the finding of any significant deficiencies in internal controls or fraud.

15. Regularly review the Corporation's critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Corporation's internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality or aggressiveness of management's accounting policies.

COMPLIANCE

16. Engage outside advisors at the Corporation's expense, including but not limited to counsel and independent accounting consultants, as the Committee determines is necessary to carry out its duties.

17. Determine the funding necessary for (a) compensation of any independent accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee's duties, and (c) compensation of any outside advisors to be engaged by the Committee and notify the Corporation of anticipated funding needs of the Committee.

18. Establish written procedures for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

19. Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.
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Reporting

20. To the extent required by any Regulatory Body, prepare a written report of the audit committee to be included in the Corporation's annual proxy statement.

21. To the extent required by any Regulatory Body, instruct the Corporation's management to disclose in its annual proxy statement for each annual meeting of stockholders and/or Annual Report on Form 20-F (or Form 10-K and Form 10-Q) the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure and the considerations relating to the compatibility of such services with maintaining the independence of the accounting firm.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.